SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 19, 1997
                                                          -------------



                                AGTsports, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                     33-4309-D                  84-1022287
 ----------------------       ----------------------     ----------------------
(State of incorporation)     (Commission File Number)   (IRS Employer ID number)



               5031 S. Ulster Street, Suite 205, Denver, CO 80237
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               (Address of principal executive office) (Zip code)


                                 (303) 220-8686
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              (Registrant's telephone number, including area code)

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Item 1.    Changes in Control of Registrant.
           --------------------------------
            Not Applicable

Item 2.    Acquisition or Disposition of Assets.
           ------------------------------------
            See Item 5 below

Item 3.    Bankruptcy or Receivership.
           --------------------------
            Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant.
           ---------------------------------------------
            Not Applicable

Item 5.    Other Events.
           ------------

               On July 19, 1997, the Company implemented it's golf tournament scoring system at the JAL Big Apple Classic at Wykagyl Country Club in New York. The system which has been under development and testing for about 18 months is a custom application written specifically for use by the Ladies Professional Golf Association
               (LPGA) at their tour events.

               The Company's wholly owned subsidiary, Tee Times of America, Inc., has released it's Version 2.0 of its TeeMaster 2000 Automated Reservation System. The new version incorporates the powerful tools of previous versions into a state-of-the-art Windows NT (Windows '95 compatible) 32 bit application. The TeeMaster 2000 features include Electronic Tee Sheet, Caller ID Module, Voice Mail / Automated Attendant, Customized Reports, and Pricing Options.

               Although management can provide no assurance the effect of these systems will result in any specific benefit for the Company, in the view of management, the potential long term economic benefits over time may have a favorable material impact on the Company's ability to secure new sources of financing and on the future revenues and earnings of the Company.



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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of July, 1997.



                                         By:  /S/  CORY J. COPPAGE
                                              ----------------------------------
                                              Cory J. Coppage
                                              Secretary and Director

Dated:  July 19, 1997